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                                                                    EXHIBIT 99.4


                                     FORM OF

             LETTER TO CLIENTS OF BROKERS, DEALER, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES FOR SPINCYCLE, INC.
                     12-3/4% SENIOR DISCOUNT NOTES DUE 2005



Re: SpinCycle, Inc. Offer to Exchange its Registered 12 3/4% Senior Discount Notes Due 2005 for any and all of its Outstanding 12-3/4% Senior Discount Notes Due 2005


To:  Our Clients

         Enclosed for your consideration is a Prospectus, dated ______________, 1998 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of SpinCycle, Inc. (the "Company") to exchange its registered 12-3/4% Senior Discount Notes Due 2005 (the "New Notes") for any and all of its outstanding 12-3/4% Senior Discount Notes Due 2005 (the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of April 29, 1998, between the Company and the Initial Purchaser thereto.

         This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., Eastern Daylight Time, on _____________ , 1998 (the "Expiration Date") (20 business days following the commencement of the Exchange Offer) unless extended by the Company. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 p.m., Eastern Daylight Time, on the Expiration Date.
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         Your attention is directed to the following:

         1. The Exchange Offer is for any and all Old Notes.

         2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Conditions."

         3. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

         4. The Exchange Offer expires at 5:00 p.m., Eastern Daylight Time, on the Expiration Date, unless extended by the Company.

         If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form attached hereto titled "INSTRUCTIONS WITH RESPECT TO EXCHANGE OFFER." The Letter of Transmittal is furnished to you for your information only and may not be used directly by you to tender Old Notes.
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                   INSTRUCTIONS WITH RESPECT TO EXCHANGE OFFER

         This undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by the Company with respect to the Old Notes.

         This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

/ / Please tender an aggregate amount of $ ___________________ of 12-3/4% Senior Discount Notes Due 2005.

/ /      Please do not tender any Old Notes held by you for my account.



Dated: ___________, 1998                  -----------------------------------


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                                                    Signature(s)

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 Please print name(s) here          Tax Identification or Social Security No(s).


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                                        Area Code(s) and Telephone Number(s)
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       Address(es)

NONE OF THE OLD NOTES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL THE OLD NOTES HELD BY US FOR YOUR ACCOUNT.